EXHIBIT 4.1
ALTALINK, L.P.
CAPITAL MARKETS PLATFORM

TWENTY-FIFTH SUPPLEMENTAL INDENTURE TWENTY-FIFTH SUPPLEMENTAL INDENTURE Dated as of October 11, 2023
137671386:v9

ALTALINK, L.P.
TWENTY-FIFTH SUPPLEMENTAL INDENTURE
THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE dated as of the 11th day of October, 2023
BETWEEN:
ALTALINK, L.P., a limited partnership created pursuant to the laws of the Province of Alberta, by its general partner, AltaLink Management Ltd. (the "Issuer")
AND:
ALTALINK MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta (the "General Partner")
AND:
BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (the "Trustee”)
WHEREAS:
(A)by an amended and restated master trust indenture dated as of April 28, 2003 between the Issuer, the General Partner and the Trustee (the "Master Trust Indenture") provision was made for the issuance and securing of Bonds of the Issuer in one or more Series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions therein provided;
(B)the Issuer has issued 24 supplemental indentures pursuant to the Master Trust Indenture;
(C)the Issuer has duly authorized the creation and issue of Obligation Bonds, in the form of senior secured notes, Series 2023-1 (the "Series 2023-1 Notes"), pursuant to the provisions of the Master Trust Indenture and this Supplemental Indenture;
(D)this Supplemental Indenture is hereinafter sometimes referred to as the "Twenty-Fifth Supplemental Indenture";
(E)the Issuer wishes to apply the net proceeds of the issue of Series 2023-1 Notes in accordance with the terms of Section 2.8 hereof;
(F)this Twenty-Fifth Supplemental Indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to authorize the creation, issuance and delivery of the Series 2023-1 Notes and to establish the terms, provisions and conditions thereof; and
(G)the foregoing recitals are made as representations and statements of fact by the Issuer and not the Trustee;
NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises, the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION
1.1Interpretation
This Twenty-Fifth Supplemental Indenture is supplemental to the Master Trust Indenture and is to be read in conjunction therewith. Except only insofar as the Master Trust Indenture is inconsistent with the express provisions of this Twenty-Fifth Supplemental Indenture, in which case the terms of this Twenty-Fifth Supplemental Indenture govern and supersede those contained in the Master Trust Indenture only to the extent of such inconsistency, this Twenty-Fifth Supplemental Indenture henceforth has effect so far as practicable as if all of the provisions of the Master Trust Indenture and this Twenty-Fifth Supplemental Indenture were contained in one instrument. The expressions used in this Twenty-Fifth Supplemental Indenture and in the Series 2023-1 Notes which are defined in the Master Trust Indenture, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Trust Indenture. Unless otherwise stated, any reference in this Twenty-Fifth Supplemental Indenture to an Article, Section, Subsection, Paragraph or Schedule is interpreted as a reference to the stated Article, Section of or Schedule to, this Twenty-Fifth Supplemental Indenture.
1.2Definitions
For purposes of this Twenty-Fifth Supplemental Indenture and the Recitals hereof, and any Global Series 2023-1 Note or any Certificated Series 2023-1 Note, except as otherwise expressly provided or unless the context otherwise provides:
(a)The definition of "Business Day" in section 1.1 of the Master Trust Indenture is replaced by the following definition:
"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in the city of Toronto, Ontario.
(b)The following additional words and phrases have the following meanings:
"Addendum" means an addendum attached to and forming part of a Series 2023-1 Note.
"Beneficial Owner" means any person holding a beneficial interest in a Series 2023-1 Note.
"Canada Yield Price" means, for the purposes of redemption of any Series 2023-1 Note, the price that provides a yield to April 11, 2055 equal to the average of the mid-market yields to maturity calculated by two Investment Dealers selected by the Issuer on the Business Day preceding the day on which the notice of redemption of such Series 2023-1 Notes is given, of a Government of Canada bond if issued with a term to April 11, 2055 (calculated from the Redemption Date), plus 0.38%.
"CDS" means CDS Clearing and Depository Services Inc. and its successors in interest.
"Certificated Series 2023-1 Notes" has the meaning specified in Section 2.2.
"Date Count Convention" means the convention for counting days specified in a Series 2023-1 Note for the purpose of computing interest payments for such note in accordance with Section 2.4.

"Depository" means, with respect to Series 2023-1 Notes issued as and represented by, in whole or in part, a Global Series 2023-1 Note, CDS or such other clearing agency (recognized or registered, if required, as a clearing agency under the Securities Act (Alberta) or other applicable Canadian securities legislation) that is designated to act as depository for such Series 2023-1 Notes pursuant to the provisions of this Twenty-Fifth Supplemental Indenture.
"Global Series 2023-1 Note" has the meaning specified in Section 2.2.
"Holder" means the Person in whose name a Series 2023-1 Note is registered.
"Interest Payment Date" has the meaning set forth in Subsection 2.1(b)(i).
"Interest Rate" has the meaning set forth in Subsection 2.1(b)(i).
"Master Trust Indenture" has the meaning specified in Recital (A) above.
"Maturity Date" has the meaning specified in Subsection 2.4(a).
"Original Issue Date" means, in respect of a Series 2023-1 Note, the date on which the Series 2023-1 Note is originally issued, unless the Series 2023-1 Note is issued in replacement of another Series 2023-1 Note (the "old Note"), on a transfer, exchange or otherwise, in which case it means the date on which the old Note was issued.
"Paying Agent" means, for the purposes of the Master Trust Indenture or this Twenty-Fifth Supplemental Indenture and the Series 2023-1 Notes, the Person specified in Section 4.3.
"Record Date" has the meaning specified in Section 4.2.
"Redemption Date" means, with respect to a Series 2023-1 Note to be redeemed, the date fixed for redemption of that Series 2023-1 Note as set forth in the relevant notice of redemption given pursuant to section 3.18 of the Master Trust Indenture.
"Redemption Price" means, with respect to a Series 2023-1 Note to be redeemed pursuant to Subsection 5.1(a), the greater of (i) the principal amount of the Series 2023-1 Note to be redeemed or (ii) the Canada Yield Price, together with, in either case, accrued and unpaid interest thereon to but excluding the applicable Redemption Date.
"Series 2023-1 Notes" has the meaning specified in Recital (C) above.
"Specified Currency" means Canadian dollars.
"Stated Maturity" means, when used with respect to any Series 2023-1 Note or instalment of interest thereon, in the case of principal, the date specified in Subsection 2.1(b)(ii) as the fixed date on which the principal of such Series 2023-1 Note is due and payable, which date shall, in the case of interest, coincide with the date on which such instalment of interest is due and payable.

ARTICLE 2
SERIES 2023-1 NOTES
Article 1The Series 2023-1 Notes
The Issuer hereby creates and authorizes for immediate issue a Series of Senior Bonds pursuant to the Master Trust Indenture and this Twenty-Fifth Supplemental Indenture designated and referred to as "Series 2023-1 Notes", which Series 2023-1 Notes:
(a)consist of an unlimited aggregate principal amount; and
(b)have the following terms and conditions:
(i)Date & Interest. The Series 2023-1 Notes are to be dated as of the date of issue and bear interest from and including the date of issue at 5.463% per annum (for the Series 2023-1 Notes, such annual interest rate is the "Interest Rate"), payable semi-annually on April 11 and October 11 of each year (for the Series 2023-1 Notes, each such date is an "Interest Payment Date"), commencing on April 11, 2024 after as well as before maturity and after as well as before default and judgment, with interest on amounts in default at the same rate;
(ii)Maturity. The Series 2023-1 Notes mature on October 11, 2055 (the "Stated Maturity"); and
(iii)Denomination & Currency. The Series 2023-1 Notes are to be issued in denominations of CD$1,000 or more in Canadian currency.
The aggregate amount of the Series 2023-1 Notes is to be calculated on the basis of the principal amount of such Series 2023-1 Notes issued.
2.1Form of the Series 2023-1 Notes
The Issuer shall issue, subject to the Trustee's authentication, the Series 2023-1 Notes, initially as a fully registered Global Bond in the form appended as Schedule A hereto registered in the name of, and held by, a Depository (being, initially, CDS & Co. as nominee of CDS) ("Global Series 2023-1 Note"), except in the circumstances set forth in Section 3.2 or unless the Issuer determines to issue such Series 2023-1 Notes in definitive, certificated form at the time of issue, in which case Series 2023-1 Notes are to be issued in the form of definitive certificates registered in the names of and held by the Holder(s) thereof or as directed by such Holder(s) (the "Certificated Series 2023-1 Notes") and in either case the applicable certificate(s) is to:
(a)specify its principal amount, its issue price, its Original Issue Date, its Stated Maturity, the Redemption Date and the redemption price for the Series 2023-1 Notes including the Redemption Price (if applicable), its Interest Payment Date or Dates, the Interest Rate, the Specified Currency, whether it is to be issued in the form of Certificated Series 2023-1 Notes or a Global Series 2023-1 Note, and denomination;
(b)specify such other provisions as are to govern the Series 2023-1 Notes represented thereby; and
(c)be substantially in the form of Schedule A, in all cases with such appropriate additions and variations as are deemed necessary or advisable to the Issuer and shall bear such distinguishing letters and numbers as the Trustee approves, or in such other form or forms as may, from time to time, be approved by the Issuer.

Beneficial interests in a Global Series 2023-1 Note are to be represented through book-entry accounts, to be established and maintained by CDS for financial institutions acting on behalf of Beneficial Owners as direct and indirect participants in CDS. Global Series 2023-1 Notes and Certificated Series 2023-1 Notes are payable as to principal and interest thereon at the principal office in Toronto of the Paying Agent.
2.2Authentication and Delivery of Notes
The Issuer may, from time to time, execute and deliver Series 2023-1 Notes to the Trustee for authentication, and the Trustee shall thereupon certify the authenticity thereof and deliver the certified Series 2023-1 Notes, whether as a Global Series 2023-1 Note or Certificated Series 2023-1 Notes, as directed by a Written Order of the Issuer, after initial receipt by the Trustee of the documents set forth in section 2.4 of the Master Trust Indenture, each of which Certificated Series 2023-1 Notes or a Global Series 2023-1 Note, as the case may be, shall also set out: (a) its principal amount; (b) its issue price; (c) its Original Issue Date; (d) its Stated Maturity; (e) if it is redeemable at the option of the Issuer, the Redemption Date and the redemption price for the Series 2023-1 Notes including the Redemption Price (if applicable); (f) its Interest Payment Date or Dates; (g) the Interest Rate; (h) the Specified Currency; (i) whether it is to be issued in the form of Certificated Series 2023-1 Notes or a Global Series 2023-1 Note; and (j) the terms of any other special provisions relating to such Series 2023-1 Notes.
2.3Interest on the Series 2023-1 Notes
The following terms and conditions apply to the determination and payment of interest on Series 2023-1 Notes, unless otherwise provided in the Series 2023-1 Note (or an Addendum thereto):
(a)The Issuer will pay interest on a Series 2023-1 Note on each Interest Payment Date, commencing on the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity or any prior date on which the principal, or an instalment of principal, of such Series 2023-1 Note becomes due or payable (the Stated Maturity or such prior date, as the case may be, is herein referred to as the "Maturity Date"); provided, however, that if the Original Issue Date falls between a Record Date and the related Interest Payment Date or on an Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Interest on such Series 2023-1 Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment or, if no interest has been paid, from and including the Original Issue Date, to but excluding such Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day. The interest so payable on any Interest Payment Date will be paid to the Holder of such Series 2023-1 Note at the close of business on the Record Date for such Interest Payment Date. The Issuer and the Trustee shall pay or cause to be paid any Interest due at the Maturity Date to the Person to whom the principal thereof is paid.

(b)Payments of principal of, and premium, if any, and interest on, a Series 2023-1 Note will be made to the Holder thereof in the Specified Currency, being Canadian dollars.
(c)Interest payments for a Series 2023-1 Note shall be computed and paid on the basis of: (i) a 360-day year of twelve 30-day months if the Day Count Convention specified therein is "30/360" for the relevant period, (ii) the actual number of days in the related month and a 360-day year if the Day Count Convention specified therein is "Actual/360" for the relevant period, (iii) the actual number of days in the related year and month if the Day Count Convention specified therein is "Actual/Actual" for the relevant period, or (iv) such other basis as may be specified in a Series 2023-1 Note.
(d)For the purpose only of disclosure required by the Interest Act (Canada) and without affecting the interest payable on a Series 2023-1 Note, the yearly rate of interest which is equivalent to the rate of interest payable on a Series 2023-1 Note where the Day Count Convention specified above is other than "Actual/Actual" is the rate of interest payable with respect to the Series 2023-1 Note multiplied by the number of days in the year for which such calculation is made and divided by 360.
2.4Conversion
If so determined by the Issuer at the time of issue, the Holder of a Series 2023-1 Note may, but only upon notice from the Issuer, convert all but not less than all of such Holder's notes into an equal aggregate principal amount of a new Series of Notes issued by the Issuer. If given, such notice from the Issuer shall be given not less than 30 days nor more than 60 days prior to the date of conversion.
2.5Global Bond Legend and Certification
As required by section 3.4 of the Master Trust Indenture, the Global Bond legend on any Global Series 2023-1 Note is to be as set out on the forms of Global Series 2023-1 Notes attached hereto as Schedule A and the Trustee's certificate of authentication is to be in the form annexed to that Schedule. The Global Series 2023-1 Notes are to be typewritten and not lithographed or printed with steel engraved borders.
2.6Obligation Bonds & Senior Bonds
The Series 2023-1 Notes (whether issued as and represented by a Global Series 2023-1 Note or Certificated Series 2023-1 Note) are Obligation Bonds and Senior Bonds of the Issuer and are secured.
2.7Purposes of the Series 2023-1 Notes
The Issuer shall utilize proceeds of the issue of the Series 2023-1 Notes for the following purposes:
(a)to pay the Cost of Issuance of the Series 2023-1 Notes;
(b)to repay or refinance, in whole or in part, outstanding debt securities of the Issuer previously issued under the Master Trust Indenture, including without limitation: (i) outstanding medium term notes or other Bonds of the Issuer through payments of principal, interest and premiums, if any, to, or through redemptions or open-market purchases from, holders of such medium term notes or other Bonds of the Issuer; or (ii) short-term Indebtedness outstanding under the Issuer's Commercial Paper Program;

(c)to fund, directly or indirectly, the growth and expansion of AltaLink's electricity transmission network in Alberta through capital development projects and acquisitions;
(d)to repay or refinance bank indebtedness, if any, under the Issuer's credit facilities;
(e)to fund certain Funds (including without limitation any Sinking Funds) and Reserve Funds maintained by the Issuer pursuant to the Master Trust Indenture and this Twenty-Fifth Supplemental Indenture;
(f)to fund other capital projects related to the operation and maintenance of the Business; or
(g)for general corporate purposes.
ARTICLE 3
CERTIFICATED NOTES
3.1Limitation on Certificated Series 2023-1 Notes
Except in the circumstances referred to in Section 2.2, owners of beneficial interests in any Series 2023-1 Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive physical delivery of Notes and shall not be considered registered Holders of any Series 2023-1 Notes under this Twenty-Fifth Supplemental Indenture or for the purposes of the Master Trust Indenture. Neither the Issuer nor the Trustee shall have any responsibility or liability for maintaining, supervising or reviewing any records of CDS relating to beneficial interests in any Series 2023-1 Notes or for any aspect of the records of CDS relating to payments made by CDS on account of such beneficial interests.
3.2Certificated Series 2023-1 Notes
(a)A Global Series 2023-1 Note is exchangeable, in whole but not in part, for Certificated Series 2023-1 Notes registered in the names of, or as directed by, one or more Holders other than CDS (or other Depository) or its nominee if: (i) CDS notifies the Issuer that it is unwilling or unable to continue as Depository of that Global Series 2023-1 Note or ceases to be a recognized clearing agency under the Securities Act (Alberta) or other applicable Canadian securities legislation and a successor Depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that CDS is no longer so recognized, or (ii) an Event of Default has occurred and is continuing, or (iii) the Issuer in its sole discretion determines to issue Certificated Series 2023-1 Notes in definitive form in exchange for a Global Series 2023-1 Note.
(b)If Certificated Series 2023-1 Notes are to be registered in the name of a person other than the Depository, or its nominee, in exchange for the Global Series 2023-1 Note in accordance with the terms of the Master Trust Indenture, the Issuer shall supply the Trustee with a sufficient number of certificates substantially in the form determined by the Issuer, which to be valid for the purposes hereof, must be substantially the same as the Global Series 2023-1 Note or otherwise contain the appropriate conditions of such Series 2023-1 Notes as described herein, with the signatures of two Authorized Officers printed, engraved, lithographed or otherwise mechanically reproduced thereon, to facilitate all subsequent exchanges, transfers and replacement of Series 2023-1 Notes.

3.3Cancellation of a Global Series 2023-1 Note
Upon the exchange of a Global Series 2023-1 Note for Certificated Series 2023-1 Notes, the Trustee shall receive and cancel the Global Series 2023-1 Note, shall reduce to nil the holdings of CDS or its nominee, as applicable, on the register for the Series 2023-1 Notes represented by that Global Series 2023-1 Note, and shall authenticate Certificated Series 2023-1 Notes in an aggregate principal amount equal to and in exchange for the CDS participants' beneficial interests in that Global Series 2023-1 Note as of the Record Date for such exchange, as directed in writing by CDS. On or after any such exchange, but only to the extent reasonably practicable in the circumstances, the Trustee shall make all payments in respect of such Certificated Series 2023-1 Notes to the registered Holders thereof, notwithstanding such exchange occurred after the Record Date for any payment and prior to such payment date.
ARTICLE 4
OTHER MATTERS RELATING TO THE BONDS
4.1No Notice of Trusts or Equities
Neither the Issuer nor the Trustee nor any of their respective officers or employees shall be bound to see to the execution of any trust affecting the ownership of any Series 2023-1 Note or be affected by notice of any equity that may be subsisting in respect thereof.
4.2Record Date
The record date ("Record Date") for purposes of payment of principal, interest, if any, and the redemption price for the Series 2023-1 Notes including the Redemption Price (if applicable), if any, on the Series 2023-1 Notes is as of 5:00 p.m. (Toronto time) on the 10th Business Day preceding the Maturity Date, any Interest Payment Date or any Redemption Date, as applicable, for such Series 2023-1 Notes. Principal of, interest, if any, and the redemption price for the Series 2023-1 Notes including the Redemption Price (if applicable), if any, on such Series 2023-1 Notes are payable to the Holder(s) registered in the register on the relevant Record Date as the holder of such Series 2023-1 Notes. The Trustee is not required to register any transfer or exchange of such Series 2023-1 Notes during the period from any Record Date to the corresponding payment date.
4.3Paying Agent
The Paying Agent for the Series 2023-1 Notes is the Trustee at its principal office in Toronto.
ARTICLE 5
REDEMPTION
5.1Election to Redeem; Notice to Trustee
(a)Prior to April 11, 2055 (six months prior to the Maturity Date), the Issuer may, at its option, redeem the Series 2023-1 Notes, in whole or in part, at any time and from time to time, in accordance with this Article 5 and sections 3.16 to 3.22 of the Master Trust Indenture and upon:
(i)notice to the Holder(s) of the Series 2023-1 Notes to be redeemed (or to the Depository in the case of Series 2023-1 Notes represented by a Global Series 2023-1 Note) and the Trustee, given not less than 10 days and not more than 60 days prior to the Redemption Date specified in the applicable notice of redemption;

(ii)such conditions as may be specified in the applicable notice of redemption; and
(iii)deposit or payment, in accordance with the Master Trust Indenture, of an amount equal to the Redemption Price for the Series 2023-1 Notes to be redeemed.
(b)On or after April 11, 2055 (six months prior to the Maturity Date), the Issuer may, at its option, redeem the Series 2023-1 Notes, in whole or in part, at any time and from time to time, in accordance with this Article 5 and sections 3.16 to 3.22 of the Master Trust Indenture and upon:
(i)notice to the Holder(s) of the Series 2023-1 Notes to be redeemed (or to the Depository in the case of Series 2023-1 Notes represented by a Global Series 2023-1 Note) and the Trustee, given not less than 10 days and not more than 60 days prior to the Redemption Date specified in the applicable notice of redemption (which notice may be given prior to April 11, 2055);
(ii)such conditions as may be specified in the applicable notice of redemption; and
(iii)the deposit or payment, in accordance with the Master Trust Indenture, of an amount equal to the principal amount of the Series 2023-1 Notes to be redeemed together with accrued and unpaid interest thereon to but excluding the applicable Redemption Date, as the redemption price for such Series 2023-1 Notes.
(c)If the Issuer elects to redeem less than all the Series 2023-1 Notes, the Issuer shall, at least 10 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice is satisfactory to the Trustee and CDS), notify the Trustee and CDS of such Redemption Date and of the principal amount of the Series 2023-1 Notes to be redeemed and shall deliver to the Trustee and CDS such documentation and records as reasonably enable the Trustee and CDS to select the Series 2023-1 Notes to be redeemed pursuant to Section 5.2.
5.2Selection by Trustee of Notes to be Redeemed
If less than all the Series 2023-1 Notes are to be redeemed, the Series 2023-1 Notes to be redeemed are to be redeemed on a pro rata basis based on the principal amount of Series 2023-1 Notes held by each Holder. The Trustee shall determine the Series 2023-1 Notes to be redeemed in accordance with section 3.17 of the Master Trust Indenture and shall notify the Issuer in writing of the Series 2023-1 Notes to be redeemed as soon as practicable and, in the case of Notes which shall only be partially redeemed, the principal amount thereof to be redeemed. For all purposes of this Twenty-Fifth Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2023-1 Notes shall relate, in the case of any Series 2023-1 Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Series 2023-1 Notes which has been or is to be redeemed.
5.3Place of Redemption
The place where the Series 2023-1 Notes to be redeemed are to be surrendered for payment of the redemption price for the Series 2023-1 Notes including the Redemption Price (if applicable) is at the principal office in Toronto of the Paying Agent.

5.4Applicable Provisions
Save as set out in this Article 5 to the contrary, the redemption of any Series 2023-1 Notes under the optional redemption feature in this Supplemental Indenture is to be conducted in accordance with Sections 3.15 to 3.22 of the Master Trust Indenture.
ARTICLE 6
CONFIRMATION OF PRINCIPAL INDENTURE
6.1Confirmation of Master Trust Indenture
The Master Trust Indenture, as supplemented by this Twenty-Fifth Supplemental Indenture, is and continues in full force and effect and is hereby confirmed.
ARTICLE 7
TAX COVENANTS
7.1Withholding Tax
If the Issuer is required to make any payment to the relevant Government Authorities in connection with or due to the application of any withholding tax or similar tax or rate to any payment made or due to be made pursuant to this Indenture (the "Required Amount"), then the Issuer:
(a)shall deduct and withhold the Required Amount, if any, from payments made or due under this Indenture;
(b)shall remit the Required Amount, if any, to the relevant Government Authorities within the time required by applicable law;
(c)shall promptly forward to a Holder or the Trustee on behalf of a Holder a certified copy of the official receipt or other documentation satisfactory to the Trustee evidencing the payment of the Required Amount, if any, to such Government Authorities; and
(d)is not responsible to increase or "gross up" any payment to any Holder or to the Trustee on behalf of any Holder and is entitled to reduce the amount of each such payment by the Required Amount, if any, and the payment made to any Holder or Trustee on behalf of any Holder shall be deemed to have been made in full.
ARTICLE 8
FOR BENEFIT OF THE SERIES 2023-1 NOTES
8.1Benefit of Master Trust Indenture
The Issuer and the Trustee confirm that all of the provisions of this Twenty-Fifth Supplemental Indenture are for the benefit of the Holders of the Series 2023-1 Notes so long as any Series 2023-1 Notes remain outstanding.
ARTICLE 9
ACCEPTANCE OF TRUST BY TRUSTEE
9.1Acceptance of Trust
The Trustee hereby accepts the trusts in this Twenty-Fifth Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

ARTICLE 10
EXECUTION
10.1Counterparts
This Twenty-Fifth Supplemental Indenture and any certificate representing Series 2023-1 Notes (including any Global Series 2023-1 Note) may be executed or authenticated and delivered in any number of counterparts (including electronically by way of portable document format ("pdf")), each of which when so executed and delivered is deemed to be an original (including without limitation a pdf version delivered electronically), and all such counterparts together constitute one and the same instrument and have the same effect as if an original signature had been delivered in all cases.
10.2Formal Date
For purposes of convenience, this Twenty-Fifth Supplemental Indenture may be referred to as bearing a formal date of October 11, 2023, irrespective of the actual date of the execution thereof.
10.3Acknowledgement
The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner’s pro rata share of any undistributed income.
[Remainder of page intentionally blank. Signature page to follow.]

10.4Governing Law
This Twenty-Fifth Supplemental Indenture is governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
IN WITNESS WHEREOF the parties hereto have duly executed this Twenty-Fifth Supplemental Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

ALTALINK, L.P., by its general partner, ALTALINK MANAGEMENT LTD.
By:	/s/ David Koch
	Name:	David Koch
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

I/We have authority to bind the Issuer
ALTALINK MANAGEMENT LTD.
By:	/s/ David Koch
	Name:	David Koch
	Title:	Executive Vice President & Chief Financial Officer
By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

BNY TRUST COMPANY OF CANADA
By:	/s/ Bhawna Dhayal
Name: Bhawna Dhayal
Title: Vice President

SCHEDULE A
FORM OF GLOBAL SERIES 2023-1 NOTE
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [FOUR MONTHS + 1 DAY FROM CLOSING].
THIS GLOBAL SERIES 2023-1 NOTE IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE (DEFINED BELOW) AND IS REGISTERED IN THE NAME OF CDS & CO. AS NOMINEE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO ALTALINK, L.P. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.
REGISTERED
ALTALINK, L.P.
SERIES 2023-1 NOTES

No. CFX ____________	ISIN No. CA021374AE34 CUSIP No. 021374AE3
PRINCIPAL AMOUNT: $____________________	DENOMINATIONS (if other than Cdn. dollars or Cdn. dollar denominations of Cdn.$1,000.00):
ORIGINAL ISSUE DATE: ___________________	SPECIFIED CURRENCY: Canadian Dollars: [] Yes [ ] No Foreign Currency: ___________________
STATED MATURITY: October 11, 2055	INTEREST RATE: 5.463%
INTEREST PAYMENT DATE(S): April 11 and October 11, commencing April 11, 2024	PAYMENTS OF PRINCIPAL AND ANY PREMIUM AND INTEREST: [] Canadian Dollars [ ] Specified Currency
RECORD DATE(S): 10th Business Day preceding the Maturity Date, any Interest Payment Date or Redemption Date	DAY COUNT CONVENTION: [ ] 30/360 for the period from _____ to _____ [ ] Actual/360 for the period from _____ to _____ [ ] Actual/Actual for the period from_____ to _____ [ ] Other
OTHER PROVISIONS: See “Redemption” below.	ADDENDUM ATTACHED: [ ] Yes [ ] No
REDEMPTION:
Prior to April 11, 2055 (six months prior to the Maturity Date), the Issuer may, at its option, redeem the Series 2023-1 Notes represented by this Global Series 2023-1 Note, in whole or in part, at any time and from time to time, in accordance with the Twenty-Fifth Series Supplement (defined below) and the Indenture (defined below), upon: (i) notice to the Depository and the Trustee given not less than 10 days and not more than 60 days prior to the Redemption Date specified in the applicable notice of redemption; (ii) such conditions as may be specified in the applicable notice of redemption; and (iii) the payment of the Redemption Price for the Series 2023-1 Notes to be redeemed to the Depositary in accordance with the book entry only system of the Depositary and written notice to the Trustee that such payment has been made.

"Redemption Price" means, with respect to a Series 2023-1 Note to be redeemed prior to April 11, 2055, the greater of (i) the principal amount of the Series 2023-1 Note to be redeemed or (ii) the Canada Yield Price, together with, in either case, accrued and unpaid interest thereon to but excluding the applicable Redemption Date.

"Canada Yield Price" means, for the purposes of redemption of any Series 2023-1 Note represented by this Global Series 2023-1 Note, the price which will provide a yield to April 11, 2055 on such Series 2023-1 Note equal to the average of the mid-market yields to maturity calculated by two Investment Dealers selected by the Issuer on the Business Day preceding the day on which the notice of redemption of such Series 2023-1 Note is given, of a Government of Canada bond if issued with a term to April 11, 2055 (calculated from the Redemption Date), plus 0.38%.

On and after April 11, 2055, the Issuer may, at its option, redeem the Series 2023-1 Notes represented by this Global Series 2023-1 Note, in whole or in part, at any time and from time to time, in accordance with the Twenty-Fifth Series Supplement and the Indenture, upon: (i) notice to the Depository and the Trustee given not less than 10 days and not more than 60 days prior to the Redemption Date specified in the applicable notice of redemption; (ii) such conditions as may be specified in the applicable notice of redemption; and (iii) the payment to the Depositary in accordance with the book entry only system of the Depositary, of an amount equal to the principal amount of the Series 2023-1 Note together with accrued and unpaid interest thereon to but excluding the applicable Redemption Date, as the redemption price for the Series 2023-1 Notes being redeemed, and written notice to the Trustee that such payment has been made.

ALTALINK, L.P. (the "Issuer"), for value received, hereby promises to pay to

    , or registered assigns, the principal sum of                          (the "Principal Amount") on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon on the Interest Payment Dates specified above at the Interest Rate per annum specified above from the Original Issue Date to but excluding the date on which the principal hereof is paid or duly made available for payment. Reference herein to "this Global Series 2023-1 Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.
This note is one of a duly authorized series of Senior Bonds of the Issuer (hereinafter called the "Series 2023-1 Notes") issued and to be issued under an amended and restated master trust indenture dated as of the 28th day of April, 2003 as amended or supplemented from time to time (herein called the "Indenture") between the Issuer, AltaLink Management Ltd. and BNY Trust Company of Canada (herein called the "Trustee", which term includes any additional successor trustee under the Indenture with respect to the series of which this Global Series 2023-1 Note is a part) to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holder(s) of the Series 2023-1 Notes and the terms upon which the Series 2023-1 Notes are to be authenticated and delivered, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Series 2023-1 Note assents by acceptance hereof. The Series 2023-1 Notes are direct obligations of the Issuer secured in the manner provided for under the Indenture. The Series 2023-1 Notes will generally rank pari passu with all present and future senior secured Indebtedness of the Issuer issued pursuant to the Indenture, subject to any Sinking Fund Reserves established for any Series of Bonds. This Series 2023-1 Note is one of the series of notes designated above, to be issued from time to time in an unlimited aggregate principal amount.
All terms used in this Global Series 2023-1 Note that are defined in the Indenture, unless otherwise defined in this Global Series 2023-1 Note, have the meanings assigned to them in the Indenture or the Supplemental Indenture to the Indenture dated October 11, 2023 between the Issuer, AltaLink Management Ltd. and the Trustee (the "Twenty-Fifth Series Supplement").
Unless otherwise provided above or in an Addendum hereto, this Global Series 2023-1 Note is not subject to any sinking fund.
The Issuer may at any time purchase Series 2023-1 Notes at any price or prices in the open market or otherwise. Series 2023-1 Notes so purchased by the Issuer may be held or resold or, at the discretion of the Issuer, may be surrendered to the Trustee for cancellation.

If so specified above or in an Addendum hereto, the Holder of this Series 2023-1 Note may, but only upon notice from the Issuer, convert all but not less than all of such Holder's Series 2023-1 Notes into an equal aggregate principal amount of a new series of notes issued by the Issuer. If given, such notice from the Issuer shall be given not less than 30 days nor more than 60 days prior to the date of conversion and in accordance with the provisions of the Indenture.
Any provisions contained or incorporated by reference herein with respect to the calculation of the interest rate applicable to this Series 2023-1 Note, its Interest Payment Dates, the Maturity Date or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.
The Indenture contains provisions making binding upon all holders of Bonds (as defined in the Indenture and including without limitation the Series 2023-1 Notes) issued thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Bonds outstanding, which resolutions or instruments may have the effect of amending the terms of this Series 2023-1 Note or the Indenture.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series 2023-1 Note may be registered on the security register of the Issuer, upon surrender of this Series 2023-1 Note for registration of transfer at the office or agency of the Trustee in the City of Toronto, duly endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the security registrar, duly executed by the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations, and for the same aggregate principal amount and tenor, will be issued to the designated transferee or transferees.
Prior to due presentment of this Series 2023-1 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Series 2023-1 Note is registered as the owner hereof for all purposes, whether or not this Series 2023-1 Note is overdue, and neither the Issuer, the Trustee nor any such agent is affected by notice to the contrary.
This Note is governed by and is to be construed in accordance with the laws of the Province of Alberta.
Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Series 2023-1 Note is not entitled to any benefit under the Indenture or valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

DATED:	ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
Name: David Koch
Title: Executive Vice President & Chief Financial Officer

By:
Name: Christopher J. Lomore
Title: Vice President, Treasurer

I/We have authority to bind the Issuer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Series 2023-1 Notes designated and referred to in the within mentioned Indenture. BNY TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signature

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(Please print or type assignee's name and address including postal code)
the within Series 2023-1 Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________ attorney to transfer said Series 2023-1 Note on the books of the Issuer with full power of substitution in the premises.

Dated:
Signature of transferring registered Holder*

Signature of transferring registered Holder guaranteed by:**

Signature of Guarantor*

*    NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
**    Signature must be guaranteed by an authorized officer of a Canadian chartered bank or a major Canadian trust issuer or by a medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.